POWER OF ATTORNEY


	Know all by these presents, that the undersigned's hereby constitutes and appoints Stephen J. Perkins and Dennis S. Dockins, or either of them, with full power of substitution, his or her true and lawful attorney-in-fact, to:

1.	execute for and on behalf of the
undersigned Forms 3, 4 and 5 in accordance with Section 16(a of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2.	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3,4 or 5 and the filing of such form with the United States Securities and Exchange Commission, the Nasdaq Stock Market and any other authority; and

3.	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion..


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and poewers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.


	This Power of Attorney is governed by and shall be construed in accordance with the laws of the State of Delaware. This Power of Attorney is effective until revoked by the undersigned which revocation shall be evidenced by an instrument in writing.

	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 5th day of December, 2000.






                                                /s/Charles F.
Pollnow



Printed Name: Charles F. Pollnow